Exhibit 20.1

                             Arete Industries, Inc.

                          2955 Valmont Road, Suite 300
                             Boulder, Colorado 80301
                    Tele: (303) 247-1313 Fax: (303) 247-1315


June 7, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Arete Industries, Inc., Tuesday July 2, 2002, at 3:00 p.m. (MDT) at the offices of the corporation located at 2955 Valmont Road, Suite 300, Boulder, Colorado. Please note that our office space is limited, so please notify us in advance of your intention to attend in person, so we may make appropriate accommodations. You may call, fax or email us your intentions to info@areteindustries.com. We look forward to this opportunity to update you on developments at Arete.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please give us the contact information requested on the Proxy Card so we can put you in our database to give us a way to update you about events at the Company on an ongoing basis.

     You will notice that we have not included a printed Annual Report with these materials and are presenting abbreviated disclosure in the enclosed Proxy Statement. We are doing this to reduce printing, mailing and handling costs of the solicitation given our current financial condition. We will however, upon your request, mail you a copy, or you can obtain it on the Internet at the SEC's website at www.sec.gov or www.freeedgar.com. Simply contact us with your name and mailing address, giving us sufficient time to get it to you in the mail before the meeting.


Sincerely,

/s/ Thomas P. Raabe
-------------------
Thomas P. Raabe
Chairman

                             Arete Industries, Inc.
                          2955 Valmont Road, Suite 300
                             Boulder, Colorado 80301
                    Tele: (303) 247-1313 Fax: (303) 247-1315
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD TUESDAY JULY 2, 2002
--------------------------------------------------------------------------------

To the Stockholders of Arete Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arete Industries, Inc., (the "Company") will be held at the offices of the corporation, located at 2955 Valmont Road, Suite 300, Boulder, Colorado, at 3:00 p.m., Mountain Daylight Time, on Tuesday, July 2, 2002, (or an alternate location in Boulder, Colorado depending on actual attendance) for the following purposes:

1. To elect three directors to serve until the next annual meeting of Stockholders of the Company and until their successors have been duly elected and qualified.

2. To consider and adopt the proposed 2002 Omnibus Stock Option and Incentive Plan with formula and insider grants.

3. To ratify the appointment of the firm of Causey Demgen and Moore, Inc. CPA's, Denver, Colorado, as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002.

4. To authorize a consolidation of the Company's outstanding common stock of up to 1 for 20.

5.   To approve a change of the Company's domicile from Colorado to Nevada.

6. To consider and act upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Only Stockholders of record at the close of business on June 3, 2002, are entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of stockholders entitled to vote at the meeting will be available for examination for ten (10) days prior to the meeting by any stockholder, for any purpose relating to the meeting, during the ordinary business hours at the Company's principal business offices located at 2955 Valmont Road, Suite 300, Boulder, Colorado 80301.

     You are invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY VOTING CARD AS SOON AS POSSIBLE. This will not prevent you from voting in person, should you desire to do so, but will help secure a quorum and avoid added solicitation costs. We appreciate your cooperation in signing and returning your proxy card promptly. Stockholders unable to attend the Annual Meeting in person are required to read the enclosed Proxy Statement and then complete and deposit the enclosed Proxy Card together with any power of attorney or other authority, if any, under which it was signed, or a notarized certified copy thereof, with the Company's transfer agent, Computershare Trust Company, Inc. 350 Indiana Street, Suite 800, Golden, Colorado 80401, at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting prior to the commencement thereof.

     Unregistered Stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary.

                   BY ORDER OF THE BOARD OF DIRECTORS

                  /s/ Thomas P. Raabe
                  -----------------------------------
                  Thomas P. Raabe, Chairman

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             ARETE INDUSTRIES, INC.

                          2955 Valmont Road, Suite 300
                             Boulder, Colorado 80301

              Tuesday July 2, 2002 - 3:00 PM Mountain Daylight Time

     This Proxy Statement is being furnished to stockholders of Arete Industries, Inc. (the "Stockholders") in connection with the solicitation of proxies by the Board of Directors of Arete Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the" Annual Meeting") to be held at the corporate offices of the Company located at 2955 Valmont Road, Suite 300, Boulder, Colorado, at 3:00 p.m., Mountain Daylight Time, on Tuesday July 2, 2002, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy are first being mailed to Stockholders on or about June 7, 2002. All costs of soliciting proxies will be borne by the Company.

     This  Proxy  Statement   incorporates  by  reference  certain   information
contained in the Company's Annual Report on Form 10K-SB filed with the U.S. Securities and Exchange Commission to which shareholders are referred. Any shareholder of record as of the Record Date for the meeting may request a copy of the Annual Report by mail, facsimile or email by calling or emailing the Company, or may obtain a copy thereof from internet on the SEC's website at www.sec.gov or from www.freeedgar.com. References herein to financial statements and notes to financial statements refer to the audited financial statements contained in the Annual Report.

     The close of business on June 3, 2002, has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 498,325,562 shares of the Company's Common Stock, no par value (the "Common Stock"), issued and outstanding; 16,001.4 shares of the Company's Series 1 Convertible Preferred Stock ("Series "1" Preferred Stock") outstanding which is entitled to vote at the meeting 160,014,370 Common Stock Equivalents and 3,894.7 shares of the Company's Series 2 Convertible Preferred Stock ("Series 2 Convertible Preferred") outstanding which is entitled to vote at the meeting 77,948,320 Common Stock Equivalents. The total number of voting shares, including both common and preferred shares entitled to vote at the meeting is therefore 736,288,252. Of these, there are 287,962,690 common shares and common stock equivalents controlled by affiliates of the Company or 39%.

     The presence, in person or by proxy, of one third of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Annual Meeting, the Stockholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

     With respect to the election of directors, votes may be cast in favour or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders may not cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of Common Stock and the Common Stock Equivalents present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all of the proposals recommended by the board of directors. Abstentions will have the same effect as a vote against a proposal.

     All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies.

     If no direction is indicated on proxies, the shares represented by such proxies will be voted (i) FOR the election of the nominees named herein; (ii) FOR the proposed 2002 Omnibus Stock Option and Incentive Plan and FOR the formula and insider grants proposed therein; (iii) FOR the appointment of Causey Demgen & Moore, Inc. CPA's, the Company's independent public accountants as its auditors for the current fiscal year; (iv) FOR the 1 for 20 consolidation of the outstanding common shares of the Company; (v) FOR the change of the Company's domicile from Colorado to Nevada; and (vi) to transact such other business as may properly come before the meeting.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by one of the following methods: (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                              MANAGEMENT PROPOSALS

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's current Board of Directors consists of four members. Mr. Gorman is not standing for re-election and Thomas P. Raabe, William W. Stewart and Gerald J. Brandimarte are standing for re-election. There are no other nominees. The directors hold office until the next annual meeting of stockholders and/or serve until their resignation or their successors are duly elected and qualified. The Board of Directors has approved these nominees and a summary of their business qualifications is set forth below. Additional information about Mr. Raabe and Mr. Stewart are contained in the Company's Annual Report for the fiscal year ended December 31, 2001 and are incorporated by reference.

     Business Experience during the last five years and other information.

     Thomas P. Raabe (49) Mr. Raabe has served as Chief Executive Officer and Director of the Company since May 1, 1998. Mr. Raabe formerly served as special securities and business counsel on specific projects from time to time for the Company since approximately 1994. Mr. Raabe is a licensed attorney in Colorado with 20 years experience as an entrepreneurial attorney and business consultant. Prior to becoming a director and CEO of the Company, Mr. Raabe was in private practice as an attorney and a founder, officer, director and/or counsel for a number of start-up and development stage companies including robotics, high technology, durable medical equipment, advanced composites, optics, engineering, film entertainment and most recently, outdoor and extreme sports ventures.

     William W. Stewart (40) Mr. Stewart joined the board of directors on December 19, 2001. For the past 8 years he has operated his own small-cap investment firm and has consulted with small companies, both public and private, on capital formation and mergers and acquisitions. Mr. Stewart is on the board and an owner of Richmond Sports Partners, LLC, a Virginia Limited Liability Company in the business of acquiring and managing minor league sports franchises. From 1986 to 1994, Mr. Stewart worked in the brokerage industry as an NASD licensed registered representative. He is also the CEO and owner of Larimer County Sports, LLC, a Colorado Limited Liability Company, which is in the process of establishing a minor league hockey franchise in northern Colorado.

     Gerald J. Brandimarte (49). Mr. Brandimarte joined the board of directors on May 31, 2002. He has been involved in the Commercial finance industry for over twenty years. Mr. Brandimarte has been affiliated, contracted with, or employed by a number of lenders and investment banking firms including Massachusetts Indemnity & Life Insurance Company, Smith Barney, J P Morgan and Primerica Corp.


     The Board of Directors unanimously recommends a vote "FOR" this proposal to elect each nominee listed above as a director to serve on the Board of Directors of the Company.

                                   PROPOSAL 2
          ADOPTION OF THE 2002 OMNIBUS STOCK OPTION AND INCENTIVE PLAN

     The 2002 Omnibus Stock Option and Incentive Plan (the "Plan") was adopted by the Board of Directors effective June 1, 2002, subject to approval of the Stockholders. If approved by the Stockholders, the Plan will allow both qualified and non-qualified stock option grants and stock appreciation rights, restricted stock purchase rights, bonuses and performance awards, stock compensation in lieu of salary and dividend equivalents as determined by the Board of Directors, ("Board") or a committee, ("Committee") appointed by the Board of Directors to administer the Plan. A summary of the Plan is set forth below, and the full text of the Plan will be provided at the meeting or to shareholders making a request for a copy prior to the date of the meeting. The Company has designated 20 Million shares to the Plan (taking into account the effect of the proposed 1 for 20 recapitalization proposed below), which will be reserved for directors, management, and for future grants to key employees, directors and consultants and advisors.

     Under SEC and IRS rules governing eligibility and administration, a committee of two disinterested directors, Mr. Stewart and Mr. Raabe, will administer the plan. In order to compensate the two committee members with eligible compensation, their compensation must be designated within the plan and approved by the shareholders at the meeting. The Board has included in the Plan common stock options of 2 Million shares (post recapitalization) each granted on November 19, 2001 to Mr. Raabe and Mr. Gorman and on December 19, 2001 to Mr.
Stewart, plus a 2 million share stock option granted on May 31, 2002 to Mr. Brandimarte at an exercise price of $0.02 per common share (post recapitalizaton).



Arete Industries, Inc.               Page 2                 2002 Proxy Statement

     The Board of Directors unanimously recommends a vote "FOR" this proposal.

                                   PROPOSAL 3

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     Causey Demgen & Moore, Inc., Denver, Colorado have acted as Company's independent auditors for the fiscal years 1999 through and 2001 since their appointment by the Board and have been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2002. In the event the approval of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. A representative of Causey Demgen & Moore, Inc. is not expected to be present at the Annual Meeting.

     The Board of Directors unanimously recommends a vote "FOR" this proposal.

                                   PROPOSAL 4

           APPROVAL OF A CONSOLIDATION OF THE OUTSTANDING COMMON STOCK

     The Board of Directors desires authority to undertake a consolidation of the Company's issued and outstanding common stock up to 1 for 20. This consolidation will be in the form of a reverse stock split whereby each 20 shares of the Company's issued and outstanding common stock will be converted into one (1) share of common stock. The consolidation will not affect the total number of authorized shares of capital stock, which will remain at 500,000,000 shares. In the event of the existence of any fractional shares of common stock after the reverse split, in lieu of issuing fractional shares, the Board of Directors may, in its discretion, either (i) pay in cash the value of the fractional share; (ii) arrange for disposition of fractional shares by the shareholders; or (iii) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. As of June 1, 2002 there were 498,325,562 shares of common stock issued and outstanding, and 16,001.4 shares of Series 1 and 3,894.7 shares of Series 2 Convertible Preferred Stock representing Common Stock Equivalents (equivalent to common shares issuable on conversion thereof) of 237,962,690 common shares, issued and outstanding. If the consolidation is approved, there will be 24,916,278 shares of common stock outstanding, and Common Stock Equivalents attributable to the two series of Convertible Preferred Stock of 11,898,135 common shares issued and outstanding.

     The Board of Directors unanimously recommends a vote "FOR" this proposal.

                                   Proposal 5

             APPROVAL OF THE CHANGE OF CORPORATE DOMICILE TO NEVADA

     The Board of Directors desires to change the Company's domicile from Colorado to Nevada. The Directors believe that making Nevada the Company's state of incorporation will provide management with greater flexibility in the administration of routine corporate matters and may help reduce administrative costs. It is believed that this action will assist management in its reconfiguration and future operation as a registered Business Development Company.

     The Board of Directors unanimously recommends a vote "FOR" this proposal.

                  INFORMATION PERTINENT TO THE ABOVE PROPOSALS

     Directorships and Family Relationships. None of the directors hold directorships in any other public companies. None of the directors (nominees) are related by way of family relationship to any of the other directors or officers of the Company.

     Board of Directors, Committees and Meetings. The board currently has no specialized committees, although the Company's by-laws provide for the creation of such committees. The full board will operate as compensation and audit committee until the board is able to expand. The compensation committee will review all officer compensation and will manage employee benefit plans including the proposed 2002 Omnibus Stock Option and Incentive Plan. The audit committee will be charged with monitoring and setting all accounting principals, reporting systems, internal accounting and bookkeeping procedures for the company and will oversee the activities of the company's outside independent auditors.

     During the last fiscal year, there were several formal meetings. The board acted otherwise by unanimous written consent.



Arete Industries, Inc.               Page 3                 2002 Proxy Statement

     Directors' Fees. Board Members who are also employees currently receive no fees or other compensation for their services as directors. Outside directors are entitled receive a small fee for attending meetings and to be reimbursed their reasonable out of pocket expenses incurred in attending board and committee meetings. Each director will be eligible to receive options and other incentives from the 2002 Omnibus Stock and Incentive Plan more particularly described in disclosure set forth for Item No.2 hereof.

     Compliance with Section 16(a) of the Exchange Act The Company files its periodic and annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, accordingly, directors, executive officers and 10% stockholders are not required under Section 16 of the Securities Exchange Act of 1934 to file reports of ownership and changes of ownership with the Securities and Exchange Commission.

                 Disclosure of Executive Compensation; Security
             Ownership of Certain Beneficial Owners and Management;
  Certain Relationships and Related Party Transactions; and Subsequent Events.

     Disclosure of executive compensation, Security Ownership and Related Party Transactions as of April 12, 2002 is set forth in detail in the Company's Form 10K-SB, as amended for the fiscal year ended December 31, 2001 on file with the Securities and Exchange Commission and which is incorporated by reference herein. Shareholders may request at no charge, a copy of such report from the Company at the address listed above, or may obtain a copy of the same on the Internet from the SEC's website at www.freeedgar.com or at www.sec.gov.

     Subsequent Events. Certain events subsequent to the date of filing of the Company's Form 10K-SB have been included in the Quarterly Report on Form 10Q-SB for the quarter ended March 31, 2002 and are incorporated herein by reference. Shareholders may request a copy of this report from the Company or may obtain a copy of the same from the Internet on the SEC's website, listed above. As of May 31, 2002, the Company has issued 16,001.4 shares of Series 1 Convertible Preferred Stock for consideration of cancellation of $160,014.37 in debt owed to an affiliate of the Company's CEO, and 3,894.7 shares of Series 2 Convertible Preferred Stock for $38,947.16 in cash received in a private placement. Other than that information, and the information contained herein, there are no material subsequent events relevant to the matters to be transacted at the shareholder's meeting.

                              COST OF SOLICITATION

     The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                                  OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of Section 15(d) of the Securities Act of 1933 and in accordance therewith, files certain annual, quarterly and periodic reports with the Securities and Exchange Commission (the "Commission" or the "SEC"). These reports can be obtained via the Internet at either www.freeedgar.com or www.sec.gov or can be inspected and copies may be obtained at the public reference facilities maintained by the Commission at Room 1024, 450 5th St. NW, Judiciary Plaza, Washington D.C. 20549, and at the regional office of the Commission at Citicorp Center, 500 West Madison Street, Suite1400, Chicago, Illinois 60661. In addition, a copy of the Company's Annual Report on Form 10K-SB can be obtained from the Company. The Company's common stock is quoted on the NASDAQ OTC Bulletin Board under the symbol AREE.

Dated: June 7, 2002                         Arete Industries, Inc

                                            By: /s/  Thomas P. Raabe
                                            ------------------------------------
                                            Chairman and Chief Executive Officer




Arete Industries, Inc.               Page 4                 2002 Proxy Statement